SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2018

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd Suite 350., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.
Item 8.01	Other Events.

Press Release – Launch of ReminXTM

Dthera Sciences, a Nevada corporation (the “Company”), announced on August 1, 2018, the launch of ReminX™, an artificial-intelligence-powered consumer health product designed to digitally deliver Reminiscence Therapy to individuals suffering from Alzheimer's and other dementias, as well as from social isolation. This digital therapeutic device is the first to focus on the care of the elderly.

According to the Alzheimer's Association, Alzheimer's disease is the only top 10 cause of death that cannot be prevented, cured, or slowed. Additionally, nearly half of elderly Americans are estimated to be impacted by social isolation, and AARP estimates the health effects of social isolation to be equivalent to smoking 15 cigarettes per day.

The Company announced that ReminX seeks to digitize and scale Reminiscence Therapy, a common behavioral intervention used to treat these conditions. ReminX features a computer tablet designed specifically for seniors, as well as an AI chatbot that interacts with family members and caregivers via text messages or its mobile app, prompting them to send a photo, voice narration, and video content regularly and optimizing the content into personalized stories. ReminX also features proprietary emotional recognition software to further improve content for each user and to communicate emotional responses back to the family.

The press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Securities and Exchange Commission

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: August 6, 2018
By: /s/ Edward Cox
Name: Edward Cox
Title: Chief Executive Officer